Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report related to Lattice Acquisition dated April 18, 2005 in the Amendment No. 1 to the Registration Statement (Form S-11 No. 333-121576) and related Prospectus of Global Signal Inc. for the registration of 5,750,000 shares of its common stock.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 21, 2005